(a)   FOR IMMEDIATE RELEASE                                       Exhibit 99.12

      CONTACTS:
      Investor Information:

      Dennis McGrath
      McGrath-Buckley
      651/646-4115

                       VirtualFund Reports Second Quarter
                     Results Company takes an $11.5 million
                              restructuring charge.
                                Form 8-K/A Filed.
                          Turnaround Efforts Underway.

MINNEAPOLIS, MN, March 23, 2001 - VirtualFund.com, Inc. (Nasdaq: VFND), today announced that during the second quarter ended December 31, 2000, the Company expensed $11,468,000 as a restructuring charge to earnings, primarily as a result of discontinuing the B2BXchange.net business-to-business software platform. This software effort, which the Company began four years ago, achieved revenues of $595 for the six months ended December 30, 2000 as follows: web-site development revenues of $500 in July 2000, domain name registration of $65 in September 2000, and one subscriber to B2BXchange.net of $30 in October 2000.

Revenue from continuing operations, (RSPN, Inc. the wholly-owned subsidiary of VFND), including the above B2BXchange revenue for the three and six months ended December 30, 2000 were $1,590,000 and $3,080,000, respectively. Figures for the comparable periods in Fiscal 2000 (July to December 2000) were $1,598,000 and $3,499,000, respectively.

The losses per share from continuing operations for the three and six months ended December 30, 2000 were $(1.02), and $(1.22), respectively, compared to $(0.23), and $(0.37) for the same periods one year ago. Excluding the restructuring charge, losses per share from continuing operations for the three and six months ended December 30, 2000 were $(0.29), and $(0.52), respectively.

The restructuring resulted in the Company giving notice of termination to approximately 90 employees on December 19, 2000. These employees had been employed at the Company's Eden Prairie, Minnesota headquarters. Due to obligations under the WARN Act, these employees were paid through February 19, 2001, continuing the cash burn. An additional 13 employees received WARN Act notices on or about January 16, 2001, and they will be paid through mid March.

At March 1st, after these WARN Act terminations and other changes in personnel, 72 employees remain employed at the RSPN facility, and 9 in Minnesota. Total space under lease at December 30, 2000 was 233,187 square feet located in five states, under eight leases. Excluding 38,639 square feet that had been subleased to another tenant, the Company, prior to any termination in force, was leasing over 925 square feet per employee. The majority of this space (178,774 square feet) is for a facility sub-let from a limited partnership owned or controlled by the Company's former Chairman and CEO Melvin Masters, and his relatives. These employment issues and property leases, which are a legacy of Mr. Masters' direction, are an example of the continuing demand on Company resources.

New management is focusing its efforts to preserve and grow shareholder value in two areas. First, it is working closely with the Company's RSPN subsidiary to focus on growing revenues and reaching profitability. Second, it is exploring opportunities for appropriate mergers or acquisitions that would take advantage of the Company's asset base.

The Company has concluded its investigation regarding transactions between Mr. Masters and his related parties, on the one hand, and the Company, on the other hand. The Company has also completed its review of potential restructuring charges and finalized its assessment of pending and threatened litigation. The Company believes that it has adequately reduced the book value of all assets affected by the termination of Mr. Masters, and all the assets affected by the restructuring or pending or threatened litigations.

Although these investigations have been concluded, the Company recognizes that it may, in the course of operation of its business or in the course of ongoing litigation, discover new facts or circumstances which may cause it to make further write-downs, write-offs or reserves. Where appropriate, management will vigorously pursue appropriate legal and financial redress to return value to the shareholders. For a more complete discussion of these matters, the reader is referred to the Company's Form 8-K/A, which was filed with the SEC today and which is available at the SEC's website, www.sec.gov.

The Company's RSPN subsidiary comprises 100% of the continuing operations. RSPN was purchased in December 1998. Revenues from this operation have decreased approximately 15% since the acquisition.

Management has spent significant time and energy refocusing the RSPN business on its core capabilities. The end result is that the Company will be taking steps to strengthen its commitment of providing excellent service, and to grow its list of customers and partners. Interim CEO, Douglass Coy, who has been active in this process, notes that, "I am impressed with the customers and services of RSPN, and am confident that the RSPN data center and managed services will prove a springboard to the future."

In addition to refocusing the RSPN operation, the Company continues to explore various merger and acquisition opportunities with the intent that they are structured to be accretive to earnings. Management believes that each opportunity needs to be evaluated on its merits, using methodical and objective criteria. Management will keep the shareholders and the market advised of developments in this area, subject to the limitations placed on it by state and federal regulations, including SEC Regulation FD.

                                       2.

VirtualFund.com, Inc. and Subsidiaries
Consolidated Statements of Operations

Continuing Operations
(In thousands, except per share amounts)


                                                     Three Months Ended              Six Months Ended
                                                 ---------------------------    --------------------------
                                                 Dec 30, 2000    Jan 2, 2000    Dec 30,2000    Jan 2, 1999
                                                 ------------    -----------    -----------    -----------
Net Sales                                          $  1,590       $  1,598       $  3,080       $  3,499
Cost of Sales                                         1,167          1,355          2,385          2,903
----------------------------------------------------------------------------------------------------------
      Gross Profit                                      423            243            695            596
      Operating Expenses:
        Sales and Marketing                             954            711          2,188          1,279
        Research and Development                      1,765            604          2,906          1,058
        General and Administrative                    2,678          1,911          5,114          3,282
        Goodwill Amortization                          --              574           --            1,147
        Restructuring and Other Unusual Charges      11,468           --           11,468           --
----------------------------------------------------------------------------------------------------------
      Total Operating Expenses                       16,865          3,800         21,676          6,766
----------------------------------------------------------------------------------------------------------
      Operating Loss                                (16,442)        (3,557)       (20,981)        (6,170)
      Other Income (Expense)                            379            (69)           930           (136)
----------------------------------------------------------------------------------------------------------
      Loss from Continuing Operations Before
        Income Taxes                                (16,063)        (3,626)       (20,051)        (6,306)
      Income Tax Benefit                               --             --             --              466
----------------------------------------------------------------------------------------------------------
      Loss from Continuing Operations               (16,063)        (3,626)       (20,051)        (5,840)
----------------------------------------------------------------------------------------------------------
      Earnings from Discontinued Operations,
        Net of Income Tax Benefit of $14,555           --         $ 15,501           --         $ 16,293
----------------------------------------------------------------------------------------------------------
      Net (Loss) Earnings                          $(16,063)      $ 11,875       $(20,051)      $ 10,453
==========================================================================================================

      Basic and Diluted Net (Loss)
         Earnings Per Common Share:
      Loss from Continuing Operations              $  (1.02)      $   (.23)      $  (1.22)      $   (.37)
      Earnings from Discontinued Operations            --              .98           --             1.03
----------------------------------------------------------------------------------------------------------
      Net (Loss) Earnings per Common Share         $  (1.02)      $    .75       $  (1.22)      $    .66
      Weighted Average Common Shares Outstanding     15,714         15,817         16,445         15,811


b.

                                       3.

c.       VirtualFund.com, Inc. and Subsidiaries

d.       Consolidated Balance Sheets

==========================================================================================

                                                            December 30,         June 30,
(In thousands)                                                 2000                2000
------------------------------------------------------------------------------------------
(i)  Assets
     Current Assets:
        Cash and cash equivalents                            $14,596               $39,642
        Accounts receivable, Net                               1,117                 2,227
        Other                                                  2,010                   229
------------------------------------------------------------------------------------------
            Total Current Assets                              17,723                42,098

     Property and Equipment, Net                               1,736                 1,697
     Other Assets                                                  2                   659
------------------------------------------------------------------------------------------
           Total Assets                                      $19,461               $44,454
==========================================================================================

     Liabilities and Stockholders' Equity
     Current Liabilities:
       Notes payable - related parties                       $   780               $ 2,398
       Current maturities of long-term debt                      243                   476
       Payables and accrued expenses                           8,344                 6,093
       Retained obligations of discontinued operations         1,982                 2,321
------------------------------------------------------------------------------------------
            Total Current Liabilities                         11,349                11,288

     Long-Term Debt                                               29                    92
     Stockholders' Equity                                      8,083                33,074
------------------------------------------------------------------------------------------
               Total Liabilities and Stockholders' Equity    $19,461               $44,454
==========================================================================================

(b)


                             Additional Information

VirtualFund.com, Inc. ("VirtualFund") may solicit proxies from its shareholders in connection with any action to remove and/or elect members to the company's board of directors. Before distributing forms of proxy to VirtualFund's shareholders in connection with any such solicitation, VirtualFund will file proxy materials (a proxy statement and related documents) with the U.S. Securities and Exchange Commission (the "SEC") containing information regarding the participants in any such solicitation.

Investors and shareholders are urged to read the proxy materials carefully when they are available. The proxy materials will contain important information about VirtualFund, the proxy solicitation, and related matters. Investors and shareholders will be able to obtain copies of the proxy materials free of charge through the web site maintained by the SEC at http://www.sec.gov.

In addition to the proxy materials, VirtualFund has filed annual, quarterly and current repots, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by VirtualFund at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New

                                       4.
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York, New York, and Chicago, Illinois. Please call the SEC at 1.800.SEC.0330 for further information on the hours and locations of the public reference rooms. VirtualFund's filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Shareholders and investors may also obtain copies of documents VirtualFund has filed with the SEC free of charge from VirtualFund by requesting them in writing or by telephone at the following address: VirtualFund.com, Inc., 6462 City West Parkway, Suite 175, Eden Prairie, MN 55344, phone: (952) 943-3236.

                       Information Concerning Participants

VirtualFund, its directors, executive officers, certain other members of management and employees, agents and nominees may be deemed to be participants in any solicitation of its shareholders. VirtualFund filed preliminary proxy statements with the SEC on February 20, 2001, March 13, 2001, and March 21, 2001, in anticipation of a Special Meeting of Shareholders. Information concerning VirtualFund's directors, executive officers and certain other employees is set forth in VirtualFund's preliminary proxy statements filed with the SEC on February 20, 2001, March 13, 2001, and March 21, 2001, and will be contained in any Proxy Statement filed by VirtualFund in connection with the removal and/or election of members of the company's board of directors.

As of January 15, 2001, based upon their most recent reports filed with the SEC, VirtualFund's officers and directors beneficially own, as a group, 4,433,415 shares of VirtualFund's common stock, representing approximately 24.2% of the shares outstanding. Melvin L. Masters, VirtualFund's former Chief Executive Officer and President, has reported on his most recent filing with the SEC that he beneficially owns 3,419,607 of those shares, representing approximately 19.2% of the shares outstanding.

VirtualFund's preliminary proxy statements filed with the SEC on February 20, 2001, March 13, 2001, and March 21, 2001, and any Proxy Statement relating to the removal and/or election of members of the company's board of directors are, or will be, available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

In addition to any solicitations that may be made by any of the above-referenced persons, VirtualFund has retained Innisfree M&A Incorporated to act as its advisor and provide proxy solicitation services, for which it will receive customary compensation. Employees of Innisfree M&A Incorporated may communicate in person, by telephone or otherwise with persons who are shareholders of VirtualFund.

                Cautionary Factors That May Affect Future Results

Certain statements contained in this document and other written and oral statements made from time to time by VirtualFund do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project,"

                                       5.

"should," "will," "forecast" and similar words or expressions. VirtualFund's forward-looking statements generally relate to its growth strategies, financial results, product development and sales efforts. One must carefully consider forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions, including, among others, those statements made which relate to any future operating results and mergers and acquisitions activity. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

VirtualFund undertakes no obligation to update any forward-looking statement, but investors are advised to consult any further disclosures by the company on this subject in its filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K (if any), in which the company discusses in more detail various important factors that could cause actual results to differ from expected or historic results. VirtualFund notes these factors as permitted by the Private Securities Litigation Reform Act of 1995. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions.

                                       6.